Ex-99.1

NovaDel Continuing to Explore Strategic Alternatives

Bridgewater, NJ – January 18, 2012 - NovaDel Pharma Inc. (OTCBB: NVDL), a specialty pharmaceutical company that develops oral spray formulations of marketed pharmaceutical products, today announced that, as previously disclosed, it is continuing to explore various strategic alternatives for the Company, including selling the Company or some or all of its pharmaceutical products or license rights, or raising capital for the Company through a financing transaction.

The Company has estimated the timing and amounts of cash receipts and disbursements over the next month and believes it will not have adequate cash to meet its working capital needs after the end of January 2012. If the Company is unsuccessful in promptly implementing a transaction to sell the Company or some or all of its assets or in obtaining additional financing, the Company intends to file for bankruptcy protection.

On January 12, 2012, the following directors of the Company resigned: Mark Baric, Thomas Bonney and Charles Nemeroff. Mr. Steven B. Ratoff continues to remain as Chairman and Chief Executive Officer and is continuing the pursuit of strategic alternatives.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company that develops oral spray formulations of marketed pharmaceutical products. The Company’s patented oral spray drug delivery technology seeks to improve the efficacy, safety, patient compliance, and patient convenience for a broad range of prescription pharmaceuticals. NovaDel has two marketed products that have been approved by the FDA: NitroMist® for the treatment of angina, and Zolpimist® for the treatment of insomnia. NovaDel’s leading product candidate, Duromist®, is being developed for the treatment of erectile dysfunction. The Company also has product candidates that target nausea, migraine headache and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (OTCBB: NVDL), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the Company’s ability to obtain additional required financing or achieve other strategic alternatives (the lack of which would cause the Company to file for bankruptcy), the ability of third parties to successfully commercialize the Company’s products, the successful completion of its clinical trials, including pilot pharmacokinetic feasibility studies, the successful completion of its preclinical studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development, and the acceptance in the marketplace for oral spray products. The Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control.

In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company’s actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Quarterly Report on Form 10-Q for the period ended September 30, 2011 filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

CONTACTS:

Steven B. Ratoff
(908) 203-4640
Chairman, Chief Executive Officer and Interim Chief Financial Officer
NovaDel Pharma Inc.
sratoff@novadel.com